EX-99.1: CERTIFICATION OF CEO & CFO

Exhibit 99.1

CERTIFICATION OF CEO AND CFO PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report on Form 10-Q of NTL Communications Corp. (the “Company”) for the quarter ended September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Barclay Knapp, as Chief Executive Officer of the Company, and John F. Gregg, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Report.

/s/ J. Barclay Knapp Name: Barclay Knapp Title: Chief Executive Officer Date: November 13, 2002

/s/ John F. Gregg Name: John F. Gregg Title: Chief Financial Officer Date: November 13, 2002

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.